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                                                                   Exhibit 10.7

                         GAS SERVICES AGREEMENT (NITCO)

         THIS AGREEMENT, entered into this 3rd day of April, 1995, by and between Northern Indiana Trading Co. ("NITCO"), an Indiana corporation, and Steel Dynamics, Inc. ("SDI"), an Indiana corporation, WITNESSES that:

         WHEREAS, SDI intends to construct a steel manufacturing facility near Butler, Indiana ("SDI Facility") and needs natural gas service in connection with that facility, which Northern Indiana Fuel & Light Company, Inc. ("NIFL") , Crossroads Pipeline Company ("Crossroads") and NITCO, all affiliates of NIPSCO Industries, Inc., an Indiana corporation, collectively are able to provide; and

         WHEREAS, the parties desire to expand industry and create additional jobs in NIFL's service territory, and the SDI Facility represents an opportunity to do so;

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the parties agree that:

                                   ARTICLE I

                                TERM OF CONTRACT

         This Agreement shall be effective on the first day of the month following the month in which the Indiana Utility Regulatory Commission ("IURC") approves the NIFL economic development interruptible gas transportation rate schedule attached hereto as Exhibit A ("NIFL Rate") and shall terminate on December 31, 2000 ("Term"). At the end of the Term, it shall be extended unless a party hereto gives written notice to the other
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party that the Agreement will not be renewed, which notice must be provided at least six (6) months prior to the end of the Term and any extension thereof. If such notice is not provided at least six (6) months prior to the end of the Term, the Term shall be extended until the last day of the month which is at least six (6) months after the provision of written notice by either party to the other parties that this Agreement will be terminated.

         If the IURC does not approve the NIFL Rate, as submitted. this Agreement, shall be terminable by either SDI or NITCO, upon thirty (30) days written notice to the other party. A failure to timely terminate this Agreement by either party shall result in this Agreement remaining in full force and effect.

                                   ARTICLE II

                              NATURAL GAS SERVICE

         NITCO will provide services ancillary to interruptible gas transportation service to be provided by Crossroads and NIFL, under separate agreements with SDI ("Crossroads and NIFL Agreements") for the SDI Facility, on the terms and conditions hereinafter described (all such services herein referred to collectively as "Natural Gas Service"). Such transportation service provided by Crossroads will be interruptible transportation of SDI's gas from the point at which it is delivered to the Crossroads system to the Crossroads



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interconnection with the NIFL system near Butler, Indiana ("NIFL Connection").
The transportation service provided by NIFL will be from the NIFL Connection to SDI's on-site regulating station. Such transportation service shall be in accordance with the nominating procedures described in Exhibit B hereto. NITCO shall also make arrangements for balancing service in connection with SDI gas, as described in Exhibit B. On and after January 1, 1996, SDI's minimum average volume of Natural Gas Service at the SDI Facility shall be one thousand five hundred dekatherms per day (1,500 Dkt/d). Prior to that date SDI shall endeavor to meet such minimum, but shall not be required to do so, because of start-up conditions. At SDI's request, NITCO will act as SDI's agent for the purchase of natural gas to be owned by SDI and transported to the SDI Facility.

                                  ARTICLE III

                       RATES AND CHARGES FOR GAS SERVICE

         1. For the Natural Gas Service rendered during the first five (5) years of the Term, SDI shall pay to NITCO a monthly service fee of twenty cents per dekatherm ($.20/Dth) less any amounts paid directly by SDI under the Crossroads and NIFL Agreements for the billing month, on a per dekatherm basis, for all quantities of SDI's gas delivered by NIFL to the SDI Facility. Such fee shall be in full payment for all service rendered by NITCO except for the charges set forth in Exhibit B hereto.




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         2. Penalties and Charges Relating to Interstate Pipeline and Other
Suppliers. To the extent that SDI actions or inaction cause NITCO to be assessed any penalties and/or charges by or related to interstate pipeline suppliers or other suppliers of gas or services, SDI shall reimburse NITCO for such penalties and charges upon being provided written documentation summarizing the actions causing the penalties or charges. To the extent that actions or inaction of NITCO cause SDI to be assessed any penalties and/or charges by or related to interstate pipeline suppliers or other suppliers of gas or services, NITCO shall reimburse SDI for such penalties and charges upon being provided written documentation summarizing the actions causing the penalties or charges.

                                   ARTICLE IV

                                    BILLING

         NITCO will provide to SDI, on or before the seventh (7th) day of every calendar month, by facsimile transmission, followed by the mailing of a copy, a detailed invoice for all services rendered under this Agreement. Each month SDI shall issue and send to NITCO payment of these invoices on SDI's "25th of the month check run" for the prior month's service. In the absence of written notice otherwise, these invoices and payments shall be sent to:




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         INVOICES               PAYMENTS

     SDI                        NITCO
     C/O Accounts Payable       C/O H.P. Conrad
     4500 County Road 59        P.O. Box 526
     Butler, Indiana 46721      Auburn, Indiana 46706

         Interest on delinquent and unpaid amounts shall accrue at the published prime commercial lending rate established from time to time by National City Bank, Indiana, or its successor ("Prime Rate"), and is payable from the date due until the date upon which payment is made. Interest on any overpaid amounts shall accrue at the Prime Rate and is payable from the date paid by SDI until the date repaid by NITCO.

         In the event SDI fails to make timely and full payment of any invoice rendered by NITCO, and except as provided in the next paragraph, NITCO may terminate or suspend the provision of further Natural Gas Service. Such suspension or termination shall be without prejudice to any other rights any party may have with respect to its provision of Natural Gas Service to SDI. Such termination or suspension may be undertaken only if SDI has been given ten (10) days written notice, via telefax or hand delivery, of the intent by NITCO to terminate or suspend the provision of Natural Gas Service.

         Notwithstanding the foregoing paragraph, in the event SDI wishes to contest a portion of a billed amount, SDI shall pay the portion not contested and interest shall accrue at the rate specified in this ARTICLE on the unpaid portion while resolution of contested amounts is pending. However, the provisions of the


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preceding sentence shall not be applicable where SDI has failed to make timely payment of an invoice and has failed to provide adequate assurances, including advance payments if requested, of SDI's continued solvency.

         Upon providing NITCO with reasonable prior notification, during regular business hours and on regular business days, SDI, or its agent, shall have the right to examine relevant books, records, contracts and charts of NITCO to the extent reasonably necessary to verify the accuracy of any invoice, statement, test, chart, billing or computation made under or pursuant to any of the provisions of this Agreement.

                                   ARTICLE V

                                    NOTICES

         Except for matters pertaining to billings provided for in ARTICLE V of this Agreement, all notices and other communications shall be provided to the following:

         SDI                        NITCO

     Tracy Shellabarger         H.P. Conrad
     Vice President             P.O. Box 526
     4500 County Road 59        Auburn, IN 46706
     Butler, Indiana 46721

         A party may change the addresses stated above, as well as the recipient of notices, by providing written notification of that change to the other party.




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                                   ARTICLE VI

                                 FORCE MAJEURE

         No party hereto shall be liable to the other for any act, omission or circumstance resulting from events beyond their reasonable control. Each party will use reasonable efforts and diligence to remove the cause of a force majeure condition and resume delivery or utilization of Natural Gas Service previously suspended. Natural Gas Service withheld from SDI during a force majeure condition will recommence upon the availability of such service and the end of such circumstances. No force majeure condition will relieve SDI from paying any invoice relating to Natural Gas Service previously rendered.

         The term force majeure as used herein shall mean any act, omission or circumstance occasioned by or as a consequence of any acts of God, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, vandalism, arrests and restraints of rulers and peoples, any strike or work stoppage, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, telecommunications failures or malfunctions, or computer failures or malfunctions, which frustrates the intent of the parties hereto and which has been resisted in good faith by all reasonable legal means, and any other cause, whether of the kind enumerated or otherwise, not reasonably within the control of the party claiming suspension



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and which by the exercise of due diligence such party is unable to prevent or overcome. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement that any event of force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is deemed to be inadvisable or inappropriate in the discretion of the party having the difficulty.

                                  ARTICLE VII

                                   ASSIGNMENT

         The benefits and obligations of this Agreement shall inure to and be binding upon successors and assigns, as the cause may be, of the original parties hereto, respectively, for the full term thereof; provided that no assignment thereof shall be made by either party without first obtaining the other party's prior written consent, which consent will not be unreasonably withheld. Unless expressly agreed to, no partial assignment of the Agreement can be made.

                                  ARTICLE VIII

                         APPLICABLE LAW AND REGULATION

         This Agreement shall be governed by the laws of the State of Indiana. Natural Gas Service under this Agreement shall be subject to the applicable rules, regulations, orders and



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standards of service for gas public utilities of the IURC and the Federal Energy
Regulatory Commission, as the same may be in effect from time to time, and all applicable state and federal laws, administrative orders, and regulations, including 170 IAC 5-1-22, as the same may be in effect from time.

                                   ARTICLE IX

                       LIMITATION OF REMEDIES AND ACTIONS

         Any claim pertaining to this Agreement must be commenced and litigated or otherwise resolved in Indiana. An action for breach of this Agreement must be commenced within one (1) year after the cause of action has accrued. The exclusive remedy for wrongful nondelivery of gas by NITCO, in the absence of NITCO's wilful misconduct or gross negligence, is, at NITCO's election, (a) actual damages caused by the nondelivery which are economic and incidental and subject to establishment by clear and convincing evidence, or (b) the price value of the gas which was not delivered, or (c) the cost for NITCO to deliver a replacement quantity of such gas. No consequential damages arising from a breach of this Agreement shall be recoverable, in the absence of NITCO's wilful misconduct or gross negligence. The parties agree this exclusion of consequential damages is not unconscionable.




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                                   ARTICLE X

                                INDEMNIFICATION

         SDI agrees to indemnify, defend and hold harmless NITCO from all loss, damage or expense arising out of or in any way connected with the claims of any person, except claims for injuries and/or death of employees of NITCO arising out of and in the course of their employment, for injuries to person or property or for injury to or death of any person or persons due to the sole negligence of NITCO, in the event that such loss, damage, injury or death shall be proximately caused by any act or omission, or any breach of any statutory duty of SDI, or its employees or agents, occurring in the performance of this Agreement.

         NITCO agrees to indemnify, defend and hold harmless SDI from all loss, damage or expense arising out of or in any way connected with the claims of any person, except claims for injuries and/or death of employees of SDI arising out of and in the course of their employment with SDI, for injuries to person or property occasioned by the provision of Natural Gas Service, except for any liability for loss or damage to property or for injury or death of any person or persons due to SDI's sole negligence, in the event that such loss, damage, injury or death shall be proximately caused by any act or omission, or any breach of any statutory duty of NITCO, or its employees or agents, occurring in the performance of this Agreement.



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         In the event any loss, damage, expense, or claim occurs for which SDI and NITCO are ultimately each found to have been at fault in proximately causing the loss, damage, expense, or claim, NITCO and SDI shall both bear their own separate costs of defense and the proportionate share of such liability.

         This ARTICLE is severable from the other portions of this Agreement. A breach of this ARTICLE is not a breach of the entire Agreement. If this ARTICLE is found to be unenforceable, the remaining portions of this Agreement shall remain in force and effect.

                                   ARTICLE XI

                               FAILURE TO PERFORM

         Except as otherwise provided for herein, if any party fails to perform any of the covenants or obligations imposed upon it under this Agreement
(except where such failure is excused under other provisions hereof), then in such event a party not in default may, at its option (without waiving any other remedy for breach thereof), notify in writing the party in default, stating specifically the nature of the default and declaring it to be the intention of the party giving such notice to cancel the Agreement if the default is not cured as hereinafter provided. Cancellation under this ARTICLE shall require a substantial and material default. The party in default will have thirty (30) days after receipt of the aforesaid notice is which to remedy such default as stated in the notice, and if within said



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thirty (30) days the party in default does so remove said cause or causes and fully indemnifies the party not in default for any and all consequences resulting from that default, then this Agreement shall remain in force and effect.

                                  ARTICLE XII

                               WARRANTY OF TITLE

         Each party warrants to the other party that it will, at the time and place of delivery of gas asserted to be owned by it under this Agreement, have good title or good right to all volumes delivered on its behalf and further warrants for itself, its successors and assigns that such gas shall be free and clear of all liens, encumbrances, and claims of those not parties hereto; and that it will indemnify and save the other party harmless for all suits, actions, debts, accounts, damages, costs, losses or expenses (including reasonable attorney's fees) arising from or out of the adverse claims arising from or out of the same. This paragraph shall not apply to gas redelivered by NIFL to SDI, where NITCO or an affiliate took title as agent for or otherwise on behalf of SDI.

                                  ARTICLE XIII

                            DISCLAIMER OF WARRANTIES

         Except as provided in ARTICLE XII, NIPL disclaims and excludes all warranties implied and express, including all warranties of fitness for a particular purpose and all warranties




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of merchantability. SDI agrees its attention has been drawn to this exclusion of warranties.

                                  ARTICLE XIV

                                  SEVERABILITY

         If any provision hereof shall be found to be inoperative or in violation of any law or regulation, only that provision shall be deleted from the Agreement, and the remainder of the Agreement shall not be affected.

                                   ARTICLE XV

                                ENTIRE AGREEMENT

         This Agreement constitutes the entire understanding of NIFL, Crossroads and NITCO and SDI with respect to the subject matter hereof and supersedes any and all prior oral and written agreements. No modification or amendment of this Agreement is binding on the parties unless in writing and executed by duly authorized representatives of the parties.

                                  ARTICLE XVI

                                     WAIVER

         No provision of this Agreement is waived and no breach consented to, unless the waiver or consent is in writing and signed by the waiving or consenting party. A waiver of or consent to a provision of breach is not a waiver of, consent to or excuse for a different or subsequent breach. Failure to enforce an obligation hereunder is not a waiver.




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                                  ARTICLE XVII

                                   AUTHORITY

         Each party has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each has been properly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read this Agreement, understands it and agrees to be bound by it.

         This Agreement has been executed in duplicate by the duly authorized representatives of the Parties.


                                   STEEL DYNAMICS, INC.


Date:  04/03/95                    By: /s/ Tracy Shellabarger
     -------------------------        ------------------------------------

                                   NORTHERN INDIANA TRADING COMPANY, INC.


Date:   4/5/95                     By: /s/ H.P. Conrad, Jr.
     -------------------------        ------------------------------------
                                        H.P. Conrad
                                        President




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                                   Exhibit A

NORTHERN INDIANA FUEL & LIGHT CO., INC.                         Sheet No. ______


           ECONOMIC DEVELOPMENT INTERRUPTIBLE GAS TRANSPORTATION RATE

                                                                     Rate No. 9T

AVAILABILITY

Available to all customers who contract with the Company for gas transportation service for a minimum of five (5) years and, together with any other customers located on the site described below, for a minimum average aggregate volume of not less than 15,000 therm's per day. Customers on this rate must

1.       have an alternate capability;

2. be located on the Company's transmission main connecting to, and running south from, the main east-west pipeline of Crossroads Pipeline Company ("Crossroads Pipeline") to a tract bordered on the north by County Road 42, on the east by County Road 59, on the west by County Road 55 and on the south by the Sol Shank Ditch;

3. have made arrangements by which volumes of gas owned by it can be delivered into the Company's transmission system or the Crossroads Pipeline; and

4. require no additional facilities from the Company for the Company to provide the transportation service to the customer .

CHARACTER OF SERVICE

Gas service purchased hereunder shall be interruptible and shall be subject to complete or partial curtailment, at the option of the Company and upon the giving of notice to the customer.

RATE

Facilities charge $200.00 per meter
Usage charge $0.0425 Dth

MINIMUM CHARGE

The minimum monthly charge shall be the facilities charge.

TERMS OF PAYMENT

All bills on this rate schedule shall be rendered and due monthly.
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RATE ADJUSTMENT

This rate shall be subject to any adjustment occasioned by "take-or-pay" or FERC Order 636 transition costs passed through to the Company by other pipelines.

RULES AND REGULATIONS

Service supplied under this rate schedule shall be governed by the Rules and Regulations of the Company, as approved by the Indiana Utility Regulatory Commission and in force from time to time.

Issued Dated:                               Effective:
Issued by:        H.P. Conrad, Jr.
                  President




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                                   Exhibit B

                  INTERRUPTIBLE GAS TRANSPORTATION NOMINATION
                            AND BALANCING PROCEDURES

The following nomination and balancing procedures shall apply to service under the foregoing agreement for service between Northern Indiana Trading Co. ("NITCO") and Steel Dynamics, Inc.
("Customer") .

I.       NOMINATION PROCEDURES

         A. At least seven business days prior to the end of each month NITCO will quote SDI a price for any gas which it agrees to make available for sale to SDI in the next following month. The Customer shall nominate to NITCO for each month, at least six (6) business days prior to the end of the previous month, the daily quantity of

                  1. the Customer's nomination to Crossroads Pipeline Co. ("Crossroads") through NITCO of Customer-owned gas to be delivered on an interruptible basis that month to Crossroads and Northern Indiana Fuel & Light Company, Inc. ("NIFL") for delivery to the Customer ("Daily Pipeline Nomination"), and

                  2. any interruptible NITCO-supplied gas service requested by the Customer ("Daily Supply Deliveries").

         B. The Customer shall thereafter notify NITCO, in writing, of any change in the Customer's Daily Pipeline Nomination or Daily Supply Deliveries by submitting to the Company a new nomination no later than noon of

                  1. the workday next preceding the starting day of the new Daily Pipeline Nomination, or

                  2. the second workday next preceding the starting day of the new Daily Supply Deliveries.

Nominations submitted after the deadlines specified above may, but are not required to, be accepted by NITCO

         C.       Each nomination to NITCO shall include the

                  1.       start and end dates of nomination ("Nomination
                           Period");

                  2. daily quantity, in dekatherms (Dkt), of the Customer's Daily Pipeline Nomination along with

                           a. the identity of the supplier(s) and the transporting pipeline(s) to Crossroads; and
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                           b.       any other information reasonably requested
                                    by NITCO; and

                  3. daily quantity, in Dkt, of any interruptible NITCO-supplied gas requested by the Customer.

         D. NITCO reserves the right, in its reasonable discretion, to reject the Customer's nominations for Daily Supply Deliveries if (1) economical interruptible gas supplies are not available for sale to the Customer, (2) the Customer's nominations fail to include Carryover Gas, or (3) the Customer's nominations fail to equal the total of its Carryover Gas, Daily Pipeline Nominations and Daily Supply Deliveries.

         E. Until the Customer submits the required nominations, the Customer's nominations of daily quantities shall be zero.

         F. Because it is important that the quantities of gas to be transported for SDI's account and the notice given thereof to interstate pipelines and Crossroads be identical, the Customer shall cause its gas supplier on a transporting pipeline to Crossroads to provide NITCO a written statement of the Customer's daily nominations to that pipeline during each Nomination Period, within five (5) business days following the end of the billing month. The Customer shall pay the NITCO a NOMINATION CHARGE of $0.50 per Dkt on any quantity difference between Customer's Daily Pipeline Nomination and the daily amounts disclosed in the written statement from the transporting pipeline to Crossroads.

II.      BALANCING PROCEDURES

         A. The Customer shall balance its usage with actual deliveries of Customer-owned gas to Crossroads for delivery to NIFL (including Carryover Gas made available to Customer on an average daily basis) and NITCO-supplied gas requested by the Customer (collectively, "Total Deliveries").

         B. An "Imbalance Quantity" will exist when the Customer's usage is greater or less than Customer's Total Deliveries on a daily basis or during the Nomination Period.

         C. The Customer shall pay a DAILY IMBALANCE CHARGE of $0.50 per Dkt on the portion of the daily Imbalance Quantity that is greater than 1,000 Dkt or one hundred percent (100%) of the Customer's Total Deliveries on a daily basis, whichever is less.

         D. If the quantity of Total Deliveries for the Customer's account at the end of the billing month exceeds the Customer's monthly usage, the unused gas shall be considered Carryover Gas to be carried over and consumed by the Customer, for billing purposes, as the first gas through the Customer's meter the next month.




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         E.       The Customer shall pay a CARRYOVER CHARGE of $0.25 per Dkt on any quantity of Carryover Gas in excess of twenty-five percent (25%) of the Customer's usage during the billing month.

         F. If the quantity of Total Deliveries for the Customer's account at the end of the billing month is less than the Customer's monthly usage, the difference shall be considered Interruptible Commodity Overrun Gas.

         G. The Customer shall pay an INTERRUPTIBLE COMMODITY OVERRUN CHARGE of $0.25 per Dkt on any quantity of Interruptible Commodity Overrun Gas in excess of twenty-five percent of Total Deliveries for the Customer's account during the billing month.




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